UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2005, Harvest Vinccler, C.A. (HVCA), an 80-percent owned Venezuelan subsidiary of Harvest Natural Resources, Inc., entered into a Transitory Agreement with PDVSA Petroleo S.A. (PPSA). The Transitory Agreement provides that from the year 2005, the fee paid HVCA under the Operating Services Agreement for the South Monagas Unit shall not exceed 66.67% of the value of the crude oil as determined under an Annex to the Transitory Agreement. The Transitory Agreement further provides that the parties undertake to negotiate in good faith the terms and conditions for the conversion of the Operating Services Agreement for the South Monagas Unit into a mixed company. The Transitory Agreement also provides that HVCA undertakes to faithfully pay all amounts due the Venezuelan Income Tax authority under the requirements of the income tax laws.

Item 7.01 Regulation FD Disclosure.

On August 5, 2005, Harvest Natural Resources, Inc. issued a press released announcing that its 80-percent owned Venezuelan subsidiary, Harvest Vinccler C.A.(HVCA), signed a Transitory Agreement with PDVSA Petroleo S.A. (PPSA), on August 4, 2005. The press release is furnished as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Press release dated August 5, 2005, announcing that its 80-percent owned Venezuelan subsidiary, Harvest Vinccler C.A.(HVCA), signed a Transitory Agreement with PDVSA Petroleo S.A. (PPSA) on August 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

August 8, 2005	By:	Steven W. Tholen

Name: Steven W. Tholen
Title: Senior Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 5, 2005, Harvest Natural Resources, Inc. announcing that its 80-percent owned Venezuelan subsidiary, Harvest Vinccler C.A.(HVCA), signed a Transitory Agreement with PDVSA Petroleo S.A. (PPSA), on August 4, 2005.